EXHIBIT 99.1
PRIME GROUP REALTY TRUST REPORTS THIRD QUARTER 2009 RESULTS
CHICAGO, Illinois. November 12, 2009 — Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced its results today for the third quarter ended September 30, 2009. Net loss attributable to common shareholders was $0.4 million or $1.57 per share for the third quarter of 2009, as compared to net loss attributable to common shareholders of $8.5 million or $35.77 per share for the third quarter of 2008.
Revenue for the third quarter of 2009 was $19.7 million, a decrease of $1.4 million from third quarter 2008 revenue of $21.1 million. This decrease was primarily due to an early lease termination fee received in 2008 and lower occupancy at some of our properties.
The results of the Company’s operations compared to the third quarter of 2008 were positively affected by:
•	an $8.3 million non-cash gain on extinguishment of debt on our 800-810 Jorie Boulevard property when it was conveyed to the lender,

•	a $5.9 million non-cash charge for distributions and losses to noncontrolling interest in excess of basis was incurred in 2008 and did not occur in 2009, and

•	a $1.8 million decrease in interest expense primarily due to the assignment of our membership interest in BHAC Capital IV, L.L.C. and a related loan in the third quarter of 2009.
Partially offset by the negative impact of:
•	a $1.6 million cumulative real estate tax expense true-up in 2008 of estimates which did not occur in 2009, and

•	a $1.8 million loss on tax indemnification in the third quarter of 2009 related to the termination of a tax indemnification agreement associated with our Continental Towers property.
In April, July and October 2009, we announced that our Board decided not to declare a quarterly dividend on our Series B Preferred Shares for the first, second and third quarters of 2009, and that the Board is unable to determine when the Company will recommence dividends on the Series B Preferred Shares. We also announced that the Board is in the process of considering various financing and other capitalization alternatives for the Company.
The Board’s decision was based on the Company’s current capital resources and liquidity needs and the overall negative state of the economy and capital markets. The Board intends to review the suspension of the Series B Preferred Shares dividends periodically based on the Board’s ongoing review of the Company’s financial results, capital resources and liquidity needs, and the condition of the economy and capital markets. The Company can give no assurances that dividends on the Company’s Series B Preferred Shares will be resumed, or that any financing or other capitalization alternatives will be satisfactorily concluded.

About Prime Group Realty Trust
Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company currently owns 8 office properties containing an aggregate of 3.3 million net rentable square feet and a joint venture interest in one office property comprised of approximately 101,000 net rentable square feet. The Company leases and manages approximately 3.3 million square feet comprising all of its wholly-owned properties. In addition, the Company is the asset and development manager for an approximately 1.1 million square foot office building located at 1407 Broadway Avenue in New York, New York. For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.
Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions as well as adverse changes in real estate markets. Other risks and uncertainties are described under “Risk Factors” in our Annual Report on Form 10-K and subsequent Company filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
312/917-1300	312/917-1300

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Three months ended
	September 30,
	2009	2008

Revenue:
Rental	$10,200	$11,684
Tenant reimbursements	8,109	7,645
Other property revenues	1,173	1,535
Services Company revenue	258	256

Total revenue	19,740	21,120

Expenses:
Property operations	6,358	6,249
Real estate taxes	4,434	2,502
Depreciation and amortization	6,230	5,581
General and administrative	1,451	1,585
Services Company operations	288	344
Loss on tax indemnification	1,799	—

Total expenses	20,560	16,261

Operating (loss) income	(820)	4,859
Interest and other expense	(17)	(494)
Income from investments in unconsolidated joint ventures	—	1
Interest:
Expense	(5,690)	(7,475)
Amortization of deferred financing costs	(287)	(829)
Distributions and losses to noncontrolling interest in excess of basis	—	(5,852)

Loss from continuing operations	(6,814)	(9,790)
Discontinued operations	8,129	(2,271)

Net income (loss)	1,315	(12,061)
Net (income) loss attributable to noncontrolling interest	(1,667)	3,621

Net loss attributable to Prime Group Realty Trust	(352)	(8,440)
Net income allocated to preferred shareholders, net of noncontrolling interest of $2,230 in 2009 and 2008	(20)	(20)

Net loss available to common shareholders	$(372)	$(8,460)

Basic and diluted earnings (loss) attributable to common shareholders per common share:
Loss from continuing operations	$(1.87)	$(35.69)
Discontinued operations	0.30	(0.08)

Net loss attributable to common shareholders per common share— basic and diluted	$(1.57)	$(35.77)

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Nine months ended
	September 30,
	2009	2008

Revenue:
Rental	$31,266	$33,348
Tenant reimbursements	23,071	24,235
Other property revenues	3,757	4,634
Services Company revenue	764	861

Total revenue	58,858	63,078

Expenses:
Property operations	18,985	20,168
Real estate taxes	11,798	12,063
Depreciation and amortization	21,395	18,141
General and administrative	5,501	4,937
Services Company operations	923	1,087
Loss on tax indemnification	1,799	—

Total expenses	60,401	56,396

Operating (loss) income	(1,543)	6,682
Interest and other income	4,965	708
Income (loss) from investments in unconsolidated joint ventures	31	(60,344)
Provision for asset impairment from unconsolidated joint ventures	—	(5,633)
Interest:
Expense	(20,459)	(23,886)
Amortization of deferred financing costs	(3,957)	(1,409)
Recovery of distributions and losses to noncontrolling interest in excess of basis	—	14,222
Distributions and losses to noncontrolling interest in excess of basis	—	(13,315)
Gain on sales of real estate and joint venture interests	—	39,194

Loss from continuing operations	(20,963)	(43,781)
Discontinued operations	38	(2,695)

Net loss	(20,925)	(46,476)
Net loss (income) attributable to noncontrolling interest	13,121	(25,439)

Net loss attributable to Prime Group Realty Trust	(7,804)	(71,915)
Net income allocated to preferred shareholders, net of noncontrolling interest of $6,690 in 2009 and 2008	(60)	(60)

Net loss available to common shareholders	$(7,864)	$(71,975)

Basic and diluted earnings (loss) attributable to common shareholders per common share:
Loss from continuing operations	$(33.25)	$(304.25)
Discontinued operations	—	(0.10)

Net loss attributable to common shareholders per common share — basic and diluted	$(33.25)	$(304.35)

Prime Group Realty Trust
Consolidated Balance Sheets
(dollars in thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2009	2008

Assets
Real estate:
Land	$76,044	$81,865
Building and improvements	317,324	334,280
Tenant improvements	54,889	57,799
Furniture, fixtures and equipment	1,267	1,159

	449,524	475,103
Accumulated depreciation	(72,277)	(61,651)

	377,247	413,452
In-place lease value, net	6,553	10,445
Above-market lease value, net	8,021	11,901

	391,821	435,798

Cash and cash equivalents	9,874	15,419
Investments in unconsolidated joint ventures	—	6
Receivables, net of allowance for doubtful accounts of $1,415 and $846 at September 30, 2009 and December 31, 2008, respectively:
Tenant	668	1,388
Deferred rent	13,648	13,072
Other	534	1,043
Restricted cash escrows	36,570	37,254
Deferred costs, net	14,241	16,859
Other	1,332	819

Total assets	$468,688	$521,658

Liabilities and Equity

Mortgage and notes payable	$342,302	$447,871
Accrued interest payable	1,764	2,945
Accrued real estate taxes	24,491	18,244
Accrued tenant improvement allowances	1,019	6,884
Accrued environmental remediation liabilities	8,347	7,839
Accounts payable and accrued expenses	7,411	9,409
Liabilities for leases assumed	2,806	3,279
Below-market lease value, net	3,998	5,450
Other	5,465	13,769

Total liabilities	397,603	515,690

Commitments and contingencies

Shareholders’ equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B — Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid-in capital	243,688	155,396
Retained deficit	(157,294)	(149,470)

Total equity — Prime Group Realty Trust	86,436	5,968
Noncontrolling interest	(15,351)	—

Total equity	71,085	5,968

Total liabilities and equity	$468,688	$521,658